                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of the 2nd day of October, 1998 among U.S. RealTel, Inc., an Illinois Corporation (the "Company"), Craig M. Siegler ("Siegler"), Siegler Corp., an Illinois Corporation ("Siegler Corp."), Stanley Siegler ("Stanley"), Steven Siegler ("Steven"), the Florence Skolnik Siegler Foundation (the "Foundation"), Jordan E. Glazov, individually and as joint tenant with Sheila
N. Glazov (in such capacities "Glazov"), Perry H. Ruda ("Ruda"), Jo & Co., an Indiana general partnership ("Jo & Co."), the Oliver family trusts identified on the signature pages hereto (the "Oliver Trusts"), Access Financial Group, Inc. ("Access"), Ross J. Mangano ("Mangano") and James Hart ("Hart"). Siegler, Siegler Corp., Stanley, Steven, the Foundation, Glazov, Ruda, Jo & Co., the Oliver Trusts, Access, Mangano and Hart are herein referred to collectively as the "Shareholders".

                                    RECITALS

     A. As of the date of execution hereof, Jo & Co. and the Oliver Trusts are purchasing shares of the Corporation's Common Stock, $.001 par value (the "Common Stock").

     B. It is a condition to such purchases that the parties hereto enter into this Agreement.

                                   AGREEMENTS

     In consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,, the parties hereto hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement:

          (a) "Commission" means the Securities and Exchange Commission and any successor thereto.

          (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          (c) "Holders" means the Shareholders and any subsequent holders of Registrable Shares to whom the rights hereunder accrue pursuant to Section 9 hereof.

          (d) "Registrable Securities" shall mean: (i) any shares of Common Stock held by, or issued to, the parties hereto on the date hereof; (ii) the Common Stock issued or issuable upon exercise of warrants issued by the Company to any of the parties hereto; and (iii) any other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of such warrants or the Common Stock referenced in Subsection 1(d)(i) and (ii) immediately above; PROVIDED, HOWEVER, that Registrable Securities shall not be deemed to include any shares after such shares have been registered under the Securities Act and sold pursuant to such registration or any shares sold without registration under the Securities Act

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in compliance with Rule 144, or pursuant to any other exemption from registration under the Securities Act, to a Person who is free to resell such shares without registration or restriction under the Securities Act; and PROVIDED , that at any time subsequent to the Company having its shares listed on a national securities exchange, Nasdaq National Market or Nasdaq Small-Cap Market, Registrable Securities shall not include any shares which are eligible to be sold without registration under the Securities Act in compliance with subsection (k) of Rule 144.

          (f) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     2. PIGGY-BACK REGISTRATION RIGHTS. If (but without any obligation to do so) the Company, at any time during the term of this Agreement, proposes to register any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, promptly give each Holder written notice of such registration (the "Piggy-Back Notice"). Upon the written request of any Holder, given within twenty (20) days after such Holder's receipt of such Piggy-Back Notice from the Company, the Company shall, subject to the provisions of this section, include in a registration statement filed with the Commission under the Securities Act all of the Registrable Securities that the Holder has requested to be registered; PROVIDED, HOWEVER, that if the managing underwriter of the subject proposed offering objects in writing to the inclusion of any Registrable Securities in the subject registration statement on the grounds that in its opinion such inclusion would materially adversely effect the distribution of all such securities or the price per share paid in such offering, the Company (subject to any other obligations existing on the date hereof to include shares) shall include in such registration the number of shares proposed to be registered by the Company and the Holders before including any other securities in the registration and, if additional reduction in the number of securities being registered is necessary, the Company shall include in such registration first, all shares proposed to be registered by the Company, and second, a pro rata portion of such shares of the Holders based on the number of shares originally proposed to be registered by each such Holder.

     3. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period provided in this
Section 3;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same;


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

          (c) furnish to the duly authorized underwriter of each seller such number of copies of a prospectus, including copies of a preliminary prospectus, prepared in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by such seller;

          (d) use every reasonable effort to register or qualify the securities covered by such registration statement under such state securities or "Blue Sky" laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary under such securities or "Blue Sky" laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by such seller, provided that the Company shall not for any such purpose be required to consent to the general service of process in any such jurisdiction; and

          (e) before filing the registration statement or prospectus or amendments or supplements thereto, furnish to counsel selected by each Holder having Registrable Shares included in such registration statement copies of all such documents proposed to be filed, all of which shall be subject to the approval of such counsel, which may not be unreasonably withheld; PROVIDED, HOWEVER, that notwithstanding any other provision of this Agreement, the Company shall not in any event be required to use its best efforts to maintain the effectiveness of any such registration statement (other than a registration statement on Form S-3) for a period in excess of six months after the effective date thereof; and , that notwithstanding anything herein to the contrary, the Company may postpone for up to six months the filing or the effectiveness of any registration statement if the Company's Board of Directors determines in good faith that such registration might reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries.

     4. EXPENSES.

          (a) REGISTRATION EXPENSES. All expenses incurred in complying with this Agreement, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, "Blue Sky" fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) shall be borne by the Company.

          (b) SELLING EXPENSES. All underwriting discounts, underwriters' expense allowance and selling commissions applicable to the sale of Registrable Securities by the Holders and all fees and disbursements of any special counsel (other than the Company's regular counsel) shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of Registrable Securities so registered.

     5. INDEMNIFICATION. In the event that any Registrable Securities are included in a registration statement pursuant hereto:

          (i) To the extent permitted by law, the Company will indemnify and hold harmless the Holders, the officers, directors and partners of the Holders, any underwriter (as defined in the Securities Act) for the Holders and each person, if any, who controls the Holders or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or sate law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation": (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or _ any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law in connection with the offering pursuant to such registration statement; and the Company will reimburse the Holders for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holders; and further PROVIDED, HOWEVER, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the prospectus, such indemnity agreement shall not inure to the benefit of any underwriter or broker, if a copy of the prospectus was not sent or given to such person with or prior to the confirmation of the sale of such securities to such person.

          (ii) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, its directors, its officers, any person who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter (within the meaning of the Securities Act) for the Company and any person who controls such underwriter against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld.

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

          (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party hereunder, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this subsection.

          6. LOCK-UP. If so requested by the underwriter(s) managing a public offering of the Company's common stock, each Holder of Registrable Securities shall not effect any public sale or distribution (including pursuant to Rule
144) of securities of the Company, at any time from the effective date of a registration statement filed by the Company with respect to such underwritten public offering until 150 days after the closing of such offering, other than pursuant to such registration.

          7. TERMINATION OF REGISTRATION RIGHTS. Notwithstanding the foregoing provisions of this Agreement, the rights to registration granted hereunder shall terminate as to any particular Registrable Shares when such Registrable Shares shall have been effectively registered under the Securities Act or otherwise sold by the Holder thereof in a public sale in accordance with applicable law and such shares shall cease to be Registrable Shares for purposes hereof.

          8. COMPLIANCE WITH RULE 144. In the event that the Company (a) registers a class of securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act or (b) commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of any Holder who proposes to sell securities in compliance with Rule 144 of the Commission, the Company shall
(i) forthwith furnish to such Holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144 as such rule may be amended from time to time and (ii) make available to the public and such Holder such information as will enable such Holder to make sales pursuant to such Rule 144.

          9. ASSIGNABILITY OF REGISTRATION RIGHTS. Subject to Section 7, the registration rights set forth in this Agreement shall accrue to each subsequent holder of Registrable Shares to the extent that they execute and deliver to the Company a written agreement (in form and substance reasonable acceptable to the Company) to be bound by the terms hereof, including, without limitation, Section 6 hereof.


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

          10. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) when actually delivered by hand, (ii) two business days after mailed by first class mail, postage prepaid, (iii) on the day transmitted by facsimile if confirmation of transmission has been received, or (iv) one business day after delivery to a nationally recognized overnight carrier service, as follows: (a) if to the Holder, at the address of the Holder as shown on the registry books maintained by the Company or the Company's transfer agent; and (b) if to the Company, at U.S. RealTel, Inc., 100 South Wacker Drive, Suite 850, Chicago, Illinois 60606.

          14. GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in that state.

          15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof, and any registration rights granted prior to the date hereof pursuant to the terms of (x) any warrants or options granted to any of the parties hereto and (y) agreements, whether oral or written, between any such parties and the Company, shall be, and hereby are, superseded in their entirety by the terms hereof and shall be of no further force or effect.

          16. AMENDMENT. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Company, Holders of not less than 75% of the then existing shares of Registrable Stock; provided that no such amendment shall disproportionately affect the rights or obligations of any holder or Registrable Stock hereunder (as compared to the rights of other holders of Registrable Stock) without the consent of such Holder. Any term, covenant, agreement or conditions in this Agreement may be waived (either generally or in particular instances and either retroactively or prospectively) by written instruments signed by the Company and Holders of not less than 75% of the then existing shares of Registrable Stock. Any such waiver shall be limited to its express terms and shall not be termed a waiver of any other term, covenant, agreement or condition.


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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                              U.S. REALTEL, INC.

                              By: /s/ Jordan E. Glazov
                                  ----------------------------------------------

                              Its: President
                                   ---------------------------------------------


                              /s/ Craig M. Siegler
                              --------------------------------------------------
                              Craig M. Siegler


                              SIEGLER CORP.,

                              By:/s/ Craig M. Siegler
                                 -----------------------------------------------

                              Its:  President
                                    --------------------------------------------


                              /s/ Stanley Siegler
                              --------------------------------------------------
                              Stanley Siegler


                              /s/ Steven Siegler
                              --------------------------------------------------
                              Steven Siegler


                              FLORENCE SKOLNICK SIEGLER FOUNDATION

                              By:/s/ Craig M. Siegler
                                 -----------------------------------------------

                              Its:
                                  ----------------------------------------------


                              /s/ Jordan E. Glazov
                              --------------------------------------------------
                              Jordan E. Glazov, individually and as joint tenant with Sheila N. Glazov


                              /s/ Sheila N. Glazov
                              --------------------------------------------------
                              Sheila N. Glazov, as joint tenant with Jordan E. Glazov


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

                              /s/ Perry H. Ruda
                              --------------------------------------------------
                              Perry H. Ruda



                              JO & CO.


                              By:/s/ Ross J. Mangano
                                 -----------------------------------------------

                              Its: Partner
                                   ---------------------------------------------


                              JOSEPH D. OLIVER TRUST --
                              GO CUNNINGHAM FUND


                              By:/s/ Ross J. Mangano
                                 -----------------------------------------------
                                      Ross J. Mangano, as Trustee


                              JOSEPH D. OLIVER TRUST --
                              JAMES OLIVER II FUND


                              By:/s/ Ross J. Mangano
                                 -----------------------------------------------
                                      Ross J. Mangano, as Trustee


                              JOSEPH D. OLIVER TRUST --
                              JOSEPH D. OLIVER JR. FUND


                              By:/s/ Ross J. Mangano,
                                 -----------------------------------------------
                                      Ross J. Mangano, as Trustee


                              JOSEPH D. OLIVER TRUST --
                              SUSAN C. OLIVER FUND


                              By:/s/ Ross J. Mangano,
                                 -----------------------------------------------
                                      Ross J. Mangano, as Trustee


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                              ACCESS FINANCIAL GROUP, INC.

                              By: /s/ Victor Chigas
                                  ----------------------------------------------

                              Its: C.E.O.
                                   ---------------------------------------------


                              /s/ Ross J. Mangano
                              --------------------------------------------------
                              Ross J. Mangano


                              /s/ James Hart
                              --------------------------------------------------
                              James Hart


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